Exhibit 99.1

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GOOD for Bayonne &

GOOD for Stockholders

Dear Friends:

As you are probably aware, BCB & Pamrapo are planning to join in a merger of equals transaction that will create the largest community bank based in Bayonne, New Jersey.

We strongly believe that Bayonne deserves a large, hometown bank where community members can do their banking with people they have known … for years.

Going forward, the combined bank with over $1 Billion in Assets will be THE community bank to do business with in Bayonne. Pamrapo’s customers will experience expanded branch hours and receive the products & services they have become accustomed to. We will continue to provide the same personal and professional service that has been a hallmark of our banks.

We expect that following the merger our stockholders will have a more liquid investment in a more efficient institution.

We’re creating … Bayonne’s Community Bank, … come join us!

Mark D. Hogan Chairman of the Board BCB Bancorp, Inc.	Daniel J. Massarelli Chairman of the Board Pamrapo Bancorp, Inc.